UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 28, 2006

ANNTAYLOR STORES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-10738	13-499319
(Commission File Number)	(IRS Employer Identification No.)

7 Times Square, New York, New York 10036 (Address of Principal Executive Offices, Including Zip Code) (212) 541-3300 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

AnnTaylor Stores Corporation (the "Company") announced today that it has reached a tentative agreement to settle two previously disclosed putative class action lawsuits related to how the Company classified certain employees under California overtime laws. The lawsuits are similar to numerous lawsuits filed against retailers and others with operations in California.

On February 15, 2005, two former managers of the Company’s California stores filed a putative class action against AnnTaylor Retail, Inc. in Los Angeles County Superior Court alleging that the Company misclassified its store managers and senior assistant and assistant store managers as exempt from California overtime wage and hour laws, thereby depriving them of overtime pay and adequate meal breaks. On May 5, 2005, a second putative class action was filed against AnnTaylor Stores Corporation in San Francisco County Superior Court by a former senior assistant manager of one of the Company’s stores in California alleging violations of California labor laws with respect to overtime pay as well as adequate meal and rest periods. On December 12, 2005, another former senior assistant manager of one of the Company’s California stores filed a third putative class action in Los Angeles Superior Court against both of these AnnTaylor entities and AnnTaylor, Inc. alleging that the Company misclassified senior assistant and assistant managers as exempt from California overtime laws, thereby denying them overtime pay and required meal and rest periods.

While the Company denies the allegations underlying these lawsuits, it has agreed to the tentative settlement in connection with the first two lawsuits, to avoid significant legal fees, other expenses and management time that would have to be devoted to protracted litigation.

The settlement agreement, which is subject to final documentation and court approval, provides for a settlement payment of approximately $6.5 million.

Since the first two lawsuits cover the same employees and the same claims as those covered in the third lawsuit, if the settlement is approved, it is expected to dispose of the class claims in all three lawsuits, including penalties, interest and attorney's fees. The proposed settlement class covers store managers, senior assistant managers and assistant managers of the Company employed in California during the period from February 15, 2001 to the date of final approval of the settlement.

A copy of the Press Release announcing this settlement is appended to this report as Exhibit 99.1 and is incorporated herein by reference.

ITEM 2.02. Results of Operations and Financial Condition.

On February 28, 2006, the Company issued a Press Release announcing the settlement of the litigation described in Item 1.01 above and a related one time pre-tax charge in the fourth quarter of fiscal year 2005 of approximately $6.5 million (or approximately $0.06 per diluted share). The Company stated that the previously provided earnings guidance of $1.17 per fully diluted share (on a GAAP basis) for fiscal year 2005 excludes the impact of the litigation settlement announced today.

A copy of the Press Release announcing this settlement is appended to this report as Exhibit 99.1 and is incorporated herein by reference.

The information included herein and in Exhibit 99.1 is being furnished under Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

ITEM 7.01. Regulation FD.

A copy of the Press Release issued today is appended to this report as Exhibit 99.1 and is incorporated herein by reference.

The information included herein and in Exhibit 99.1 is being furnished under Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ANNTAYLOR STORES CORPORATION

By: /s/ Barbara K. Eisenberg

Name:	Barbara K. Eisenberg
Title:	Executive Vice President,

General Counsel and Secretary

          Dated: February 28, 2006

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by AnnTaylor Stores Corporation on February 28, 2006.

Exhibit 99.1

FOR IMMEDIATE RELEASE

AnnTaylor Agrees to Pay $6.5 Million to Settle California Overtime Litigation

New York, NY, February 28, 2006 - - AnnTaylor Stores Corporation (NYSE: ANN) announced today that it has reached a tentative agreement to settle two previously disclosed putative class action lawsuits related to how the Company classified certain employees under California overtime laws.

The lawsuits are similar to numerous lawsuits filed against retailers and others with operations in California. While the Company denies the allegations underlying the lawsuits, it has agreed to the tentative settlement to avoid significant legal fees, other expenses and management time that would have to be devoted to protracted litigation. The settlement, which is subject to final documentation and court approval, will result in a one-time pre-tax charge in the fourth quarter of fiscal 2005 of approximately $6.5 million, or approximately $0.06 per diluted share.

On February 2, 2006, the Company confirmed that it remained comfortable with its previously provided earnings guidance of $1.17 per fully diluted share (on a GAAP basis) for fiscal year 2005. This guidance excludes the impact of the litigation settlement announced today. The Company remains comfortable with that guidance, subject to the adjustment for this litigation settlement.

Ann Taylor is one of the country’s leading women’s specialty retailers, operating 824 stores in 46 states, the District of Columbia and Puerto Rico, and also Online Stores at www.anntaylor.com and www.anntaylorLOFT.com as of January 28, 2006.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements may use the words “expect”, “anticipate”, “plan”, “intend”, “project”, “may”, “believe” and similar expressions. Forward-looking statements also include representations of the Company’s expectations or beliefs concerning future events that involve risks and uncertainties, including:

•	the Company’s ability to predict accurately client fashion preferences
•	competitive influences and decline in the demand for merchandise offered by the Company
•	changes in levels of store traffic or consumer spending habits
•	effectiveness of the Company’s brand awareness and marketing programs
•	the Company’s ability to secure and protect trademarks and other intellectual property rights in the United States and/or foreign countries
•	general economic conditions, including the impact of higher energy prices, or a downturn in the retail industry
•	the Company’s ability to locate new store sites or negotiate favorable lease terms for additional stores or for the expansion of existing stores
•	lack of sufficient consumer interest in the Company’s Online Stores

•	a significant change in the regulatory environment applicable to the Company’s business
•	risks associated with the possible inability of the Company, particularly through its sourcing and logistics functions, to operate within production and delivery constraints
•

the uncertainties of sourcing associated with the new quota environment, including changes in sourcing patterns resulting from the elimination of quota on apparel products and the possible re-imposition of quotas or other trade law or import restrictions in certain categories

•	financial or political instability in any of the countries in which the Company’s goods are manufactured
•	the potential impact of natural disasters and public health concerns, particularly on the Company’s foreign sourcing offices and manufacturing operations of the Company’s vendors
•	acts of war or terrorism in the United States or worldwide
•	work stoppages, slowdowns or strikes
•	the inability of the Company to hire, retain and train key personnel

Further description of these risks and uncertainties and other important factors are set forth in the Company’s filings with the SEC. Although these forward-looking statements reflect the Company’s current expectations concerning future events, actual results may differ materially from current expectations or historical results. The Company does not assume any obligation to publicly update or revise any forward-looking statements at any time for any reason.

Contact:

Eileen O’Connor	Jim Smith
Vice President, Investor Relations	Chief Financial Officer
(212) 541-3484	(212) 541-3547